UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HUMAN LIFE SCIENCE HOLDING CORP.
(Name of small business issuer in its charter)

Cayman Islands
(State or jurisdiction of incorporation or organization)

2834
(Primary Standard Industrial Classification Code Number)

(I.R.S. Employer Identification No.)

Legal Registration Address: Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY-1112, Cayman Islands, British West Indies.

Taipei office: 4Floor, No. 221. Sec.2, Kellung Rd., Taipei, R.O.C. Zip:106
Cell Phone: +886+939 714 999 Tel:+886+2+8732 3216

Beijing office: Room 1809,Office Tower One, Henderson Center, 18 Jian Guo Men Nei Avenue, Dongcheng District, Beijing P.R.C. Zip:100005
Tel: +86+10+6518 8918 Cell Phone:+86+136 0105 7361 Fax:+86+10+6517 9066
E-mail Adress: morning@open-cc.com
(Address and telephone number of principal executive offices)

Zi Jing Qiu Address:11109 Littlebrook Ln, Fairfax VA 22030 USA
Tel: +703- 577 5886 Zip: 22030
E-mail Adress: hlshcorp@gmail.com
(Name, address and telephone number of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, Par value $1.00 per share	16,665,000 shares	US$ 1.25 per share	US$20,831,250	US$818.68

Note:  Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions to Rule 457 (§230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table.  If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table.  Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities Act.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus, as we have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where such an offer or sale is not permitted.

This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us, which are discussed in the Risk Factors section above as well as throughout this prospectus. In light of these risks, uncertainties and assumptions, any forward-looking events discussed in this prospectus might not occur.

HUMAN LIFE

HUMAN LIFE SCIENCE HOLDING CORP.

16,665,000 shares of common stock

This prospectus covers the resale of 16,665,000 shares of our common stock held by our selling shareholders for which information is provided under the “Selling Shareholder” section of this prospectus. The shares will be offered by the selling shareholders initially at a price of $1.25 per share and thereafter, if the shares are listed, at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of shares offered by the selling shareholders.

There is no market for our common stock and a market may never develop in the future.

Investing in our common stock involves substantial risks. See "Risk Factors" beginning on page   .

The Securities and Exchange Commission have not approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is: Feb. 4, 2008.

TABLE OF CONTENTS

PART I -INFORMATION REQUIRED IN PROSPECTUS

Item 1. Forepart of Registration Statement and Outside Front Cover of Prospectus.

Item 2. Inside Front and Outside Back Cover Pages of Prospectus.

Item 3. Summary Information, Risk Factors and ration of earnings to fixed charge.

Item 4. Use of Proceeds.

Item 5. Determination of Offering Price.

Item 6. Dilution.

Item 7. Selling Security Holders.

Item 8. Plan of Distribution.

Item 9. Description of Securities to be registered.

Item 10. Interest of Named Experts and Counsel.

Item 11. Information with respect to the registrant.

Item 11A. Material changes.

Item 12. Incorporation of certain information by reference.

Item 12A. Disclosure of Commission Position on indemnification for Securities Act Liabilities.

PART II - INFORMATION REQUIRED PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Item 14. Indemnification of Directors and Officers.

Item 15. Recent Sales of Unregistered Securities.

Item 16. Exhibits and Financial Statements schedules.

Item 17. Undertakings.

Conventions which Apply to This Prospectus

Except as otherwise indicated and for purposes of this prospectus only:

•

“We”, “us” and “our” refer to:

Our company – Human Life Science Holding Corp., as well as Human Life., a Cayman Islands company

•

“China” or “PRC” refers to the People’s Republic of China, and

•

All references to “RMB” are to the legal currency of China and all references to “$”, “U.S. dollars,” “dollars” and “US$” are to the legal currency of the United States.

All financial information in this prospectus is in U.S. dollars.

PART I - INFORMATION REQUIRED IN PROSPECTUS

Item 1. Forepart of Registration Statement and Outside Front Cover of Prospectus.

UKRAIN

Biological Cancer-Cure Drug

A Business Plan Presentation

HUMAN LIFE SCIENCE HOLDING CORP.

[Appointed liaison] Sun Quan-Sheng

[Headship]  Chief financial inspector

[Telephone number] +86+10-65188918

[FAX] +86+10-65179066

[E-mail]morning@open-cc.com

[Address] Room 1809, Office Tower One Henderson Center, 18 Jian Guo Men Nei Avenue, Dongcheng District, Beijing P.R.C

[City, Country] Beijing China

[Zip code] 100005

[Website] http://www.open-cc.com/

December 31, 2007

Item 2. Inside Front and Outside Back Cover Pages of Prospectus.

TABLE OF CONTENTS

The First Chapter: Summary	5
The Second Chapter: Company Introduction	13
1. Objective (Mission)	13
2. Company Introduction	14
3. Company Strategy	16
A. Company business	16
B. Company strategy	16
C. Product and Service	18
D. Development of Client Contract	26
4. Technology	38
5. Valuation	39
6. Company Management	41
6.1 Status of Management Team	41
6.2 External Support	43
6.3 Board of Directors	45
7. Organization, Cooperation and External Relations	47
8. Strategy of intellectual property	48
9. Location and Facility	48
The Third Chapter: Market Analysis	49
1. Market introduction	49
2. Target market	57
3. Purchasing criteria for clients	67
4. Sale Strategy	68
5. Market penetration and sales volume	69
The Fourth Chapter: Competitiveness Analysis	72
Competition & Comparison	72
The Fifth Chapter：Product and Service	87
1. Range of Products	87
2. Researches and Developments	88
3. Plan of product and service in the future	88
4. Production and logistics	88
5. Implement Stages	88
The Sixth Chapter：Market and Sale	91
1. Marketing Plan	91
2. Marketing Strategy	91
2.1 Method of sales	91
2.2 Product position	91
3. Marketing Channel and Partners	92
4. Marketing Cycle	93
5. Pricing Strategy	.93
6. Market Propaganda	96
7. Social Certification	.97

The Seventh Chapter: Financial Project	99
1. Financial Summary	99
2. Fund Demand	118
3. Anticipated revenue statement	119
4. Balance Sheet	121
5. Budgeted Cash Flow Statement	126
The Eighth Chapter：Appendix	129
Technology Vocabularies Interpretation	139

Item 3. Summary Information, Risk Factors and ration of earnings to fixed charge.

PROSPECTUS SUMMARY

This summary highlights material information regarding our company and the offering contained in this prospectus. However, you should read the entire prospectus carefully, including the financial statements and related notes, before making an investment decision.

Overview

Human Life Sciences Holding Corp. (hereafter the " Human Life ") is an organization that has been registered in Cayman Islands belonged to UK in July 5, 2001. Human Life holds the patent of biological cancer-cure drug with wide market (During 20 years from 2005 to 2024 year in Great China). The common name of the drug is called UKRAIN (the Registration Number in America National Cancer Institution: NSC-631570) (source: http://dtp.nci.nih.gov/, Publish number of the patent authorized by State Intellectual Property Office of P.R.C.: CN1706845A).

Business

Human Life Sciences Holding Corp. is actively merging the pharmaceutical companies with GSP certificates, which are located respectively in China Beijing, Baoding, Shijiazhuang, Tangsan, Taiyuan, Langfang, Dezhou City. Human Life’s market share and profit are expected to grow steadily upon completion of these mergers in the end of first quarter, 2008.

Human Life’s patented biological cancer-cure drug - UKRAIN has been approved for clinical use in Germany, Austria, Switzerland, Ukraine, Georgia, Turkmenistan and Azerbaijan. Based on clinical statistics in the seven countries, UKRAIN is proved to be the most effective cancer-cure drug with the following treatment results in comparison with other cancer-treatment drugs in market:

1.

UKRAIN is the most powerful cancer-treatment drug for its ability of killing cancer cell.

2.

UKRAIN is accounted as the least negligible to the extent of accidentally injuring normal cell.

3.

UKRAIN delivers the maximal survival rate that extends cancer patients’ survival time to the longest.

(Source: Center for Ontological, Endocrinological and Minimal-access Surgery, University of Ulm, Slicherstr 36, 89231 Neu-Ulm, Germany Frank gansauge@eurosurgery be)

Before UKRAIN was used in Chinese hospitals, It is needed “Import Drug License”, the documents about applying “Import License” that is required in DRUG REGISTRATION REGULATION OF P.R.C. issued by SFDA in P.R.C have been completed.

Timely Chinese government issued Drug Registration Special Approval process Implementing Method in the end of 2007 year. (Source: http://www.sda.gov.cn/ ). HUMAN Life will fully use this policy to apply special approval process for UKRAIN in SFDA and fast get the Import Drug License.

In order to apply UKRAIN in Chinese hospitals, an “Import Drug License” needs to be obtained per China SFDA’s regulations.  Accordingly, Human Life conducted application documents in late 2007.

Right before Human Life submitting the application, SFDA released Drug Registration Special Approval Process Implementing Method at the end of 2007 (Source: http://www.sda.gov.cn/ ), which enabled Human Life to follow special approval process and expedite its obtaining Import Drug License for UKRAIN.

Phase I, II and III clinical trials of UKRAIN as a biological cancer-cure drug have been completed in Western countries. Human Life has submitted to SFDA the pre-clinical research files and clinical trial summary reports as a part of the application documents for review.  Human Life is looking forward to SFDA issuing UKRAIN the Import Drug License, which will benefit Chinese cancer patients to get their therapy from UKRAIN in a timely manner.

With successful registration of UKRAIN in seven countries, i.e., Germany, Austria, Switzerland, Ukraine, Georgia, Turkmenistan and Azerbaijan, Human Life has become a skilled registrant and is ready to enter its eighth market, China.

Financial anticipation

Profitability potential of UKRAIN is extremely strong, given the fact that Human Life’s business strategy is directed with two key objections:

a.

Providing the patients in hospitals the best therapy efficiency.

b.

Firm and steady profit mode.

The profit model established by the company displays in the following form:

Anticipated Profit Capability

Unit: RMB (ten thousand)

Year		The first year (Contracts have been signed)		The second year (Contracts have been negotiated)		The third year (Contracts have been negotiated)		The fourth year (Contracts have been negotiated)		The fifth year (Contracts have been negotiated)
Cooperative Hospitals		Operating revenues	Net profits 20%	Operating revenues	Net profits 20%	Operating revenues	Net profits 20%	Operating revenues	Net profits 20%	Operating revenues	Net profits 20%
Beijing	5	0	0	22275	4455	40775	8155	61163	12233	61163	12233
Shanghai	5	0	0	22275	4455	40775	8155	61163	12233	61163	12233
Taiwan	3	0	0	44920	9984	49950	9984	74880	14976	74880	14976
Chongqing	3	0	0	0	0	30720	6144	30720	6144	30720	6144
Tian jing	3	0	0	0	0	30720	6144	30720	6144	30720	6144
Shen zhen	3	30720	6144	30720	6144	30720	6144	30720	6144	30720	6144
Wu han	3	51200	10240	51200	10240	51200	10240	51200	10240	51200	10240
Gui lin	2	20480	4096	20480	4096	20480	4096	20480	4096	20480	4096
HongKong	3	0	0	0	0	0	0	51200	10240	51200	10240
Macao	2	0	0	0	0	0	0	30720	6144	30720	6144
Guangzhou	3	0	0	0	0	0	0	0	0	51200	10240
Haikou	2	0	0	0	0	0	0	0	0	16682	3337
Xiamen	2	0	0	0	0	0	0	0	0	30720	6144
Fuzhou	2	0	0	0	0	0	0	0	0	30720	6144
Hangzhou	2	0	0	0	0	0	0	0	0	30720	6144
Shenyang	2	0	0	0	0	0	0	0	0	30720	6144
Ha er’bin	2	0	0	0	0	0	0	0	0	30720	6144
Total	47	102400	20480	196870	39374	295310	59062	442965	88593	664448	132889

Remarks:

(1)

World Health Organization Reports: Worldwide, more than 10 million people are diagnosed with cancer and 2 million just in Chinese Mainland every year.

(2)

Human Life business objective for the first year is to cure 0.5% of the total cancer patients in China with UKRAIN, which are ten thousand patients out of 2 million.

(3)

Human Life business model will be applied to its licensed co-operative hospitals in the cities stated in the form above.

(4)

Pre-tax profit is estimated at 20% of sales after deducting estimated 50% of cost of goods sold and 30% of General & Administrative expenses and other overhead.

Most cancer-treatment drugs need Doctors’ prescription.  OTC (drug over-the-counter) is only auxiliary source for cancer patients, not the mainstream.  There are nearly 100 cancer-treatment drugs in Chinese market for Doctors to prescribe, but all those drugs experience high mortality rate.  According to a wide-range survey conducted by Human Life with different hospitals, from different provinces and cities in China what Doctors/patients concern the most is how to lower the mortality rate without reducing treatment efficiency.

With better understanding of the market after the survey, Human Life confidently adopted a brand new approach to introduce its proprietary cancer-cure drug – UKRAIN, which is the answer and remedy to Doctors/patients’ concern.  Instead of the traditional marketing strategy Human Life launched lectures/seminars of UKRAIN directly and continuously to hospitals and medical institutes.  As of today, Doctors from the following 73 hospitals have attended the lectures/seminars, and the feedback was positive:  Doctors are eager to use UKRAIN for their patients.

The list of hospitals:

1.

Cancer Institute & Hospital Chinese Academy of Medical Sciences

2.

Peking Union Hospital

3.

The First Affiliated Hospital of Peking University

4.

Beijing Ditan Hospital

5.

The Fourth People’s Hospital of Shenyang

6.

Tianjin Cancer Hospital

7.

Wuwei Cancer Hospital

8.

The Third People’s Hospital of Fuxin

9.

Beijing Cancer Hospital

10.

Shanghai Changzheng Hospital

11.

Shanghai Jingan District Central Hospital

12.

The First People’s Hospital of Shanghai

13.

The seventh people’s hospital of Shanghai

14.

Shanghai Humanity hospital

15.

Shanghai Chest Hospital

16.

The eighth people’s hospital of Shanghai

17.

The First Affiliated Hospital of Jinlin University

18.

Shanxi Provincial Cancer Hospital

19.

The Second Hospital of Heilongjiang Province

20.

The Second Hospital of Ha er’bin

21.

Jinlin Provincial Cancer Hospital

22.

North China Electronic Power General Hospital (Beijing)

23.

Heilongjiang Provincial Cancer Hospital

24.

Huashan Hospital Affiliated to Shanghai Fudan University

25.

The First Affiliated Hospital of West China Medical University

26.

Zhejiang University Medical College Affiliated Sir Run Run Shaw Hospital

27.

Union Hospital Affiliated to Huazhong University of Science and Technology

28.

Shanghai Changhai Hospital Affiliated to the Second Military Medical University

29.

The Second Affiliated Hospital of Zhejiang University Medical College

30.

Zhongshan Hospital Affiliated to Shanghai Fudan University

31.

Shanghai Eastern Hepatobiliary Hospital

32.

Renji Hospital Affiliated to Shanghai No.2 Medical University

33.

The Fifth People’s Hospital Affiliated to Shanghai Fudan University

34.

Shanghai Huadong Hospital

35.

The Eighty-fifth PLA Hospital of Shanghai

36.

Beijing General PLA Hospital

37.

Xuan Wu Hospital Affiliated to Capital Medical University

38.

Nanfang Hospital Affiliated to the First Military Medical University of Guangzhou

39.

The First Affiliate Hospital of Nanjing Medical University

40.

Zhong Da Hospital Affiliated to Nanjing Southeast University

41.

Zhejiang Provincial Cancer Hospital

42.

The Sixth People’s Hospital of Xiaoshan District of Hangzhou

43.

The First People’s Hospital of Qiqihaer’ City Heilongjiang Province.

44.

Guangzhou Zhujiang Hospital Affiliated to the First Military Medical University

45.

Qilu Hospital of Shandong University

46.

Zunyi Medical College Affiliated Hospital

47.

General Hospital of Chengdu Military Area.

48.

The Second Affiliated Hospital of Kunmin Medical College

49.

The First Hospital of Xi’an Jiao Tong University

50.

Xiangya Hospital of Centre-South University

51.

The Fifth Hospital of Guangxi Medical University

52.

Baogang Hospital Affiliated to Shanghai No.2 Medical University

53.

The First Hospital Affiliated to Jiamusi College of Heilongjiang

54.

The Second People’s Hospital of Kashi District of Xinjiang

55.

Ruijin Hospital Affiliated to Shanghai No.2 Medical University

56.

Zhejiang Taizhou City Hospital

57.

Nanfang Hospital of Guangzhou No.1 Medical University

58.

Jiangbei People’s Hospital Affiliated to Medical College of Nanjing Southeast University

59.

The First Affiliated Hospital of Wenzhou Medical College

60.

People’s Liberation Army one-five-two Hospital

61.

Taihe Hospital of Shiyan City Hubei Province

62.

Yunyang Medical College Affiliated Hospital of Hubei Province

63.

The Third Affiliated Hospital of Shihezi University Xinjiang Province

64.

The Second Hospital Affiliated to Suzhou University

65.

The Fourth People’s Hospital of Chongqing

66.

General Hospital of Panjiang Coal and Electricity Group Guizhou Province

67.

Shekou District People’s Hospital Of Shenzhen

68.

Molecular Biology Laboratory of Fudan University Affiliated Cancer Hospital

69.

Jiading Hospital Affiliated to Shanghai No.2 Medical University

70.

The People’s Hospital of Dongyang City Guangdong Province

71.

The Central People’s Hospital of Zumadian City Henan Province

72.

The First Affiliated Hospital of Nanjin Medical University

73.

The Second People’s Hospital of Huaihua City Hunan Province.

In response to the positive feedback, Human Life constructed its market strategy explicitly: “Select top 47 hospitals that are licensed to league from the hundreds to establish a special hospital chain system for cancer therapy.”

Human Life International Cancer-Cure Center

Two central objections of business strategy:

a)

Providing the patients in hospitals the best therapy efficiency.

b)

Firm and steady profit mode.

In return, UKRAIN as a leading cancer-cure drug will generate steady profit to the Company, which is backed by the Cooperative Operation Contract signed between Human Life and the participating Hospitals.   The agreement is as followed:

“The mode in which drugs are purchased and administrated remains unchanged; the drugs also purchased by the second party (hospitals), but the second party (hospitals) must purchase the drug according to the applicable prescription appointed by the standard therapy of the first party (HUMAN LIFE).”

Because of much stronger therapeutic efficiency, but at a tremendously lower cost compared with other available cancer-treatment therapies, UKRAIN is anticipated to be accepted quickly in other major cities after promoting in principal cities of China. Based on Discounted Cash flow Method under the Income Approach (More information refer to The Second Chapter “5. Valuation”, Page 33), even UKRAIN is evaluated only based on the sales in the principal cities, Human Life’s valuation is estimated to reach 996 million RMB at the first stage of marketing in China.

The Offering

Securities offered by selling shareholders: 16,665,000 shares of common stock.

Securities outstanding prior to and after this offering: 49,995,000 shares of common stock.

Use of proceeds: We will not receive any proceeds from the sale of the shares offered by this prospectus.

Risk Factors

The general risks of HUMAN LIFE businesses

HUMAN LIFE businesses don’t have too long history.

HUMAN LIFE is established in July 2001. HUMAN LIFE is devoted to the research and development of UKRAIN a biological cancer-cure drug during six years from 2001 to the end of 2007. Therefore the risks of HUMAN LIFE businesses are included:

•

Need to commercialize products of HUMAN LIFE and develop market

•

Need to get the capital of market operating.

•

Need to maintain excellent management, marketing, and technological staffs

•

Need to compete with the other pharmaceutical manufactures in market.

Because HUMAN LIFE businesses don’t have too long history, it is difficult for investors to assess HUMAN LIFE businesses and perspectives. When investors assess HUMAN LIFE businesses and perspectives, they should consider its potential risks, regarding it as one growing company in this newly rising and rapidly developing industry.

HUMAN LIFE is sill in condition of managing deficit to date

HUMAN LIFE deficits and expenses in former years mostly have been capitalized, the amount of HUMAN LIFE deficits in 2007 year: -25,900.94 US dollars. Deficits come from the following:

•

Expenses of UKRAIN research and development, expenses of clinical trials and the expenses of advertisements in advance

•

The products don’t sell UKRAIN in Greater China from the time when HUMAN LIFE was registered in December 2007.

•

The expenses of usual administration related to operation

•

The expenses of implementing patents in China mainland and Taiwan

HUMAN LIFE anticipates to make profits in the first quarter of 2008 year, Ukrain the biological cancer-cure drug will be sold in Chinese hospitals in the fourth quarter of 2008 years, so HUMAN LIFE will turn loss into gain in 2008 year.

Until 2008 year HUMAN LIFE has signed the ordering contracts about 14.2 million US dollar, these contracts came respectively from Shenzhen city, Hubei province and Guangxi province in China. Furthermore the big capitals required by R&D have been paid off. Nevertheless there is still a risk in HUMAN LIFE that the time of beginning profits may be longer than the anticipated time

HUMAN LIFE depends on financial support from big shareholders after it is established.

Until now, the capitals required by HUMAN LIFE businesses all come from fifty-three shareholders, among them Mr. LIN SHIH HUANG occupies above half of capital supply. Thought Mr. LIN SHIH HUANG has promised to supply enough business capitals in the future. But HUMAN LIFE still depends on the raising fund in financial market in the future investment or loan from banks. If the required capitals are not obtained for HUMAN LIFE businesses, HUMAN LIFE may face the risks of business operation.

HUMAN LIFE may confront risks because of the scientists and major staffs

Austrian scientists Nowicky invented the major product of HUMAN LIFE the drug UKRAIN. Though HUMAN LIFE holds the patents of this product authorized in China and Taiwan, the applicant of those patents is LIN SHIH-HUANG, HUMAN LIFE doesn’t insure for “Important Personnel”, if HUMAN LIFE loses the serves provided by above one or two persons that would affect the technological and commercial process in HUMAN LIFE.

The Contracts between HUMAN LIFE and key management persons include secret articles and related responsibility, but HUMAN LIFE cannot assure whether America Federal courts will enforce the judicial jurisdiction of any articles, provisions or regulations in related employee’s labor contracts.

Before UKRAIN is approved to use in the hospitals of China, Hong Kong, Macao, Taiwan, the procedure of applying “Import Drug License” to local drug administrative offices will be required; therefore there is the risk of delaying approval.

Phase I, II, III clinical trials of UKRAIN have been finished in European countries, UKRAIN is a approved prescription drug that has been applied in the hospitals of seven European countries. But before UKRAIN is approved to use in the hospitals of China, Hong Kong, Macao, Taiwan, the procedure of applying “Import Drug License” to local drug administrative offices will be required; therefore there is the risk of delaying approval. The program of applying procedure is related to the identification of policies and administrative departments, so the time taken to get the “Import Drug License” may be delayed. Though State Food and Drug Administration in P.R.C has revised the DRUG REGISTRATION REGULATION OF P.R.C. in 2007 and issued the Drug Registration Special Approval process Implementing Method in the same year. These two regulations are great benefic to the approval of UKRAIN, under which UKRAIN will be authorized with the Import Drug License within three months. But there is still a risk that regulations are changed. If the time of achieving Import Drug License is delayed, it will affect the schedule of commercial sale.

The risks for HUMAN LIFE in general drug market

HUMAN LIFE will make profits in general drug market in the first quarter of 2008 year; the profits will be increased in the following second and third quarter. Marketing channels of general drugs have been set up completely, but there are some risks that the pharmaceutical manufacturers may be variable. If these pharmaceutical manufacturers cannot provide enough products or the products may not be safe for patients, it will affect HUMAN LIFE making profits in general drug market.

If HUMAN LIFE can’t increase production facilities and manufacture enough products to tackle the requirements, the businesses will be influenced.

The products supplied by HUMAN LIFE include two parts, one is general drug, and the other is UKRAIN.

General drugs are provided by numerous pharmaceutical manufactures, so HUMAN LIFE acts as the purchaser. If the suppliers don’t increase the amount of production equipments to provide enough products in general drug market, HUMAN LIFE will look for other suppliers at the same level to provide general drugs.

The production base of UKRAIN is located in Vienna, Austria. HUMAN LIFE will import UKRAIN from Vienna to China, Macao, Hong Kong and Taiwan in 2008 and 2009 year. Production capability of the factory in Vienna can satisfy supplied amount in 2008 and 2009 year. If sale amount of UKRAIN increase in the future, Production base in Vienna will not satisfy the supplied amount. Therefore HUMAN LIFE have to invest extra capitals to add pharmaceutical factories with GMP certificate. There is a risk of coordination between requirement and supply in these additional pharmaceutical factories. There is a risk that the pharmacy staffs don’t have abundant experience in new pharmaceutical factories. These problems about production capability are summarized as the following:

•

The rate of return on production

•

Quality control and guarantee

•

Long -term culture of pharmacy staffs

•

Comply with the local and international GMP regulations

•

The costs of production and distribution

•

Improve manufacture technology and process procedure control

The intention agreements have been signed between HUMAN LIFE and the third pharmaceutical factories with GMP certificate. Acting as contract manufacturers to raise production volume, the third pharmaceutical factories are located in Holland Europe and Beijing China. Even so there is a risk that the third manufacturers will not cooperate with HUMAN LIFE according to the negotiated agreements.

It will take time for common persons to accept UKRAIN in China mainland, Hong Kong, Macao and Taiwan

Products of HUMAN LIFE include two parts, one is general drug market and the other is cancer therapy market. General drug market focuses on common diseases; the general drugs that HUMAN LIFE sell as agencies are available for more than ten years, therefore the degree of accepting general drugs in china is steady, but there are still some risks, for example manufacturers may not play enough attention to quality control, that will cause the risk of drug safe problems.

Phase I, II, III clinical trials of UKRAIN have been finished in European countries, and UKRAIN are available in seven countries of Europe. After thousands of cancer patients were cured by UKRAIN in hospitals, these hospitals have made some conclusions:

•

The ability of killing cancer cell is most powerful.

•

The degree of accidentally injuring normal cell is negligible.

•

Patient's survival rate is maximal while survival time is longest.

But the people in China, Hong Kong, Macao and Taiwan are not familiar with the usage of UKRAIN, it will take some time for people to accumulate experiences and accept UKRAIN.

Sale and extension experiences for UKRAIN are not enough abundant and need to be accumulated, HUMAN LIFE face the challenge from competitions and new science and technology pharmaceutical inventions

The businesses of HUMAN LIFE are divided into two parts, so there are two sales teams, one focus on general drugs, and the other focus on prescription drug of cancer. Sale strategy of general drugs is that HUMAN LIFE will merge pharmaceutical product companies with GSP certificates whose businesses run well. These GSP pharmaceutical companies have long experiences in selling general drugs, but there are risks of competition among those GSP pharmaceutical companies.

HUMAN LIFE has set up a sales and extension team for this cancer therapy prescription drug. Those members of this team are distributed respectively in Beijing, Shanghai, Taipei, Shenyang, Haer’bin, Wuhan, Guilin, Shenzhen, Xiamen. In order to make the doctors of grade III class A hospitals in above cities fully understand the therapeutic efficiency of UKRAIN, This sales and extension team continually held medical lectures in different regions during several years after it was established in 2001 year. To date, seventy-three hospitals have presented those medical lectures; some of them have signed intentional agreements about buying and selling UKRAIN with HUMAN LIFE. But there are two risks; one is HUMAN LIFE may not manage this sales team steadily, and the other is the doctors in hospital may be changed.

HUMAN LIFE may confront claims because of product quality

UKRAIN is a prescription drug that must be prescribed by the doctors in hospitals; these hospitals may confront the risks of therapy lawsuits from patients. To tackling those conditions, the methods in cooperative articles between HUMAN LIFE and hospitals are made to solve the medical disputes, but for individual cases there are the risks of claims in litigation.

HUMAN LIFE may face the problems of attracting and detaining senior staffs

To date, senior staffs with more than five years in HUMAN LIFE reach 70 percent. The management team of HUMAN LIFE keep fair steady. But with businesses quickly growing, each department will employ new persons. These new staffs may lack experiences and identification to company. That may result to the risk of management.

If HUMAN LIFE cannot manage the businesses that are rapidly growing, its businesses will be influenced

HUMAN LIFE businesses are rapidly developing; therefore professional abilities of every position in every department should be cultured to fit the growing businesses.

•

Employing new staffs in time

•

Perfect financial and management controls in time

If management systems about control measures are not fit to the operation of rapidly growing businesses, HUMAN LIFE will face the risk of completing growth goal of businesses.

The rapid future growth of HUMAN LIFE depends on the realistic intellectual property

Now HUMAN LIFE holds the 20-years patents respectively in P.R.C and Taiwan. But whether these patent’s claims can provide enough protections or not, HUMAN LIFE may confront the risks that the rivals may counterfeit UKRAIN.

The risk of local manufacture exist in HUMAN LIFE

In order to satisfy the growing market requirement, HUMAN LIFE are planning to merge pharmaceutical plants in Beijing after 2009 year. At present two manufacturers complied with GMP certificate have signed intentional agreements with HUMAN LIFE. Now the production base of UKRAIN is located in Vienna Austria. It will take some time to transfer the process technology from Vienna to local factories, because there may be some different in respect of equipments and staffs between the production base of Vienna and local factories.

The operation of HUMAN LIFE may be restricted by the extensive government administrative regulations

The extensive national laws and government administrative regulations may restrict parts of HUMAN LIFE businesses. The Food and Drug Administrations in China mainland, Hong Kong, Macao and Taiwan supervise pharmaceutical products including development, trial, safety, efficiency, experiment record preservation, label, storage, approval, advertisement and sale. These laws and regulations will be changed because of different products and be different in different marketing regions. Numerous clinical data and documents should be provided to the Food and Drug Administrations in China mainland, Hong Kong, Macao and Taiwan to prove the safety, efficiency and quality control of this product, therefore the procedure of applying the Import Drug License needs to combine with lot of resources. Marketing extensions are also related to the regulations of ministry of health or public health administration in China mainland, Hong Kong, Macao and Taiwan. If these laws and regulations are not understood completely, the program will be delayed; that would make HUMAN LIFE confront the following risks:

•

Disadvantages for HUMAN LIFE to commercialize his products

•

Making HUMAN LIFE pay extra expenses

•

Weaken the competitive advantages HUMAN LIFE probably possess

•

The benefits HUMAN LIFE gains may be adversely affected

Even though applied procedure would be completed and Import Drug License would be authorized, there are still some risks as following: for example the changed regulations make production variation, or cause extra label explanation. Import Drug License may be repealed because of safety problems that cannot be predicted. Additionally if HUMAN LIFE cannot comply with the regulations of local administration during any supervision phase, local administrations will enforce the following punishments:

•

Prevention, delay, sending warning letter, or fine

•

Import limitation, product withdraw, sequestration or injunction

•

Repeal the Import Drug License authorized in former

•

Disposition about suspending to production completely or partially

•

Civil punishment or criminal charge

The political and economical risks related to HUMAN LIFE in Great China

The administrative office of HUMAN LIFE is located in Beijing, but HUMAN LIFE businesses are involved in Hong Kong, Macao, Taiwan, and all provinces of China mainland. The perspective of HUMAN LIFE businesses may be adversely influenced because the following events may take place in its key markets or production center:

•

The political, economical and social conditions may be changed

•

Government policies, laws and regulations may be changed

•

Taking measures to control inflation and supervise economical expansion

•

The bank rules that may be changed will influence the inflow or outflow of foreign exchange.

•

Tax rate or taxation method may be changed

•

The currency exchange may be limited extra

•

Currency devaluation or currency appreciation

•

Tariff and other import limitation may be changed

The variation of Currency exchange rate will improve the cost related to the profits of HUMAN LIFE

All profits made by HUMAN LIFE use RMB, Hong Kong dollar, Macao dollar, new Taiwan dollar, US dollar, Eurodollar as unit, so the HUMAN LIFE will be influenced by variation of different currency exchange rate which are used as its profits and expenses settlements. At present HUMAN LIFE doesn’t constitute agreements or buy financial tools to overcome its risk of exchange rate.

The risks related to shares

Shareholders equity would probably be diluted later

Because HUMAN LIFE pursues the rapid growing biological medicines and general drug businesses, it is proposed that the funds will be needed at times to enlarge HUMAN LIFE businesses and operation.   When it happen, the board of directors will consider the option of collecting funds, probably including issuing new shares. If HUMAN LIFE issues the new capital stocks according to exception of proportional base, the percentage of Shareholders equity would decrease and be diluted.

Additionally when the board of directors considers it is at proper time and in the most beneficial condition, the shares will be listed in the other stock market, its affiliated companies and capitals will be split to listing. Any above actions will probably dilute shareholders equity.

The big shareholders of HUMAN LIFE can exercise important influence power and continually exercise the same important influence power. The big shareholders may have conflicts on business benefits; company business operation may be damaged at the same time.

Presently the shares possessed by Mr. LIN SHIH-HUANG is about 56 percent of capital stocks issued by HUMAN LIFE, Mr. LIN SHIH-HUANG will possess about 42 percent of capital stocks of HUMAN LIFE after this registration issue. Therefore Mr. LIN SHIH-HUANG can exercise important influence power on any company exchange outcome, between Mr. LIN SHIH-HUANG and HUMAN LIFE there may be some beneficial conflicts as following:

•

The investment portfolio related to HUMAN LIFE central businesses

•

Mr. LIN SHIH-HUANG sells his shares completely or partially.

The shares may not be exchanged actively in stock market; stock price may appear fluctuation

After HUMAN LIFE publicly issues these registered shares, the shares may not be exchanged actively, or exchanged continually actively in stock market. Though issued price is based on comprehensive consideration of many factors, stock price may appear fluctuation because of the following factors:

•

Securities analysts, papers and other media reports change their estimations about HUMAN LIFE financial perform.

•

The market value of general biological medicine and views of investors to market may be changed.

•

Stock price and exchanged amount appear fluctuation

•

HUMAN LIFE or potential rivals announce the technological reform or experimental reports.

•

HUMAN LIFE or potential rivals announce big mergers, strategically cooperation, jointly owed enterprises or capital assume

•

Hire or fire of important staffs

•

The product price established by HUMAN LIFE or potential rivals may be changed

•

The big shareholders sell their shares

•

Lawsuit or supervision law procedure

•

The whole economy and other factors

Item 4. USE OF PROCEEDS

Fund Demand

Primary Expenditure	Amount of money (USD, thousand)
1. To establish one pharmaceutical factory with GMP certificate in Beijing	6600
2. To built up and maintain the brand continually, establish cooperation with hospitals newly and distribute	1200
3.General operating fund	1200
Total	9000

Item 5. Determination of Offering Price.

The following table shows, as of Dec 31, 2007, the common stock ownership of (i) each person known by us to be the beneficial owner of five percent or more of our common stock, (ii) each officer and director and (iii) all officers and directors as a group. Each person has sole voting and investment power with respect to the shares of common stock shown, and all ownership is of record and beneficial.

List of Shareholders of Human Life Science Holding Corp.       DATE: Feb. 4, 2008

No.	Name	Residence	Shares	Percentage	Date of Acquisition
1	LIN, Shih-Huang	2/F, No.16, Yongzhen Road, Yonghe, TaiPei,R.O.C.	39,749,067	59.630%	Jul-01
2	CHEN, Ming-Chang PH.D.	6/F, No.19, Leye Avenue, Da'an District, TaiPei,R.O.C.	666,600	1.000%	Jul-02
3	LEU, Shuh-Yan M.D.	8/F-7, No.184, Lane 2, Chang'an East Road, TaiPei,R.O.C	666,600	1.000%	Dec-05
4	ZHANG, Ai-Hua	Room 111, Building No.7, A2 Shuangquanbao Road, Chaoyang District, Beijing, P.R.C.	3,036,363	4.555%	Aug-02
5	MA, Li	Room 111, Building No.7, A2 Shuangquanbao Road, Chaoyang District, Beijing, P.R.C.	2,916,375	4.375%	Aug-02
6	TANG, Shi-Xi	No.103 The first part of Nanchang Road, Taipei,R.O.C.	2,014,065	3.021%	Mar-04
7	LIANG, Hai-Qing	Room 402, Suite 2, Building No.23, 4th, Tiantongyuan, Changping District, Beijing, P.R.C.	673,266	1.010%	Jun-03
8	ZHU, Heng-Xin	3/F, Tower One,Yingdu Mansion, A48 Zhichun Road, Haidian Distrist, Beijing, P.R.C.	673,200	1.010%	Jun-03
9	WAN, Li	Room 803, Building No.4,Dongrunfengjing, Nanshiliju,Chaoyang District,Beijing, P.R.C.	345,233	0.518%	Mar-04
10	CUI, Hang	Room 2111, Building No.23, Liangjingmingju, Yileyuan Residential Quarter, Tongzhou District, Beijing, P.R.C.	677,666	1.017%	Jun-03
11	XU, Guo-An	Room 103, Building No.B, Gengfang International, Huayuan Road, Haidian District,Beijing, P.R.C.	691,598	1.038%	Jun-03
12	ZHANG, Liang	Room 1604, Building No.11, 3th Yard, Fengguan Road, Fengtai District, Beijing, P.R.C.	750,459	1.126%	Jun-03
13	HUANG, Hai-Jun	Room 504,3/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	37,463	0.056%	Jan-06
14	HUANG, Hai-Bo	Room 504,3/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	29,198	0.044%	Jan-06
15	HUANG, Min-Li	Room 504,3/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	41,796	0.063%	Jan-06
16	LIU, Gui-Juan	Room 504,3/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	24,865	0.037%	Jan-06
17	ZHAO, Guang-Wu	Room 504,3/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	36,530	0.055%	Jan-06
18	ZHAO, Xiang-Hui	Room 504,3/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	30,131	0.045%	Jan-06

19	SHEN, Yun	Room 1204, Building No.9, No.4 Anhuili, Chaoyang District, Beijing, P.R.C	1,582,276	2.373%	Aug-02
20	XU, Bo-Sen	Room 108, Suite 2, Building No.211, The Atlantic Ocean New Castle, Chaoyang District, Beijing, P.R.C	212,958	0.320%	Mar-07
21	ZHAO, Yong-Tao	Room 39, 7/F, Fu Suijing Building, Xicheng District, Beijing, P.R.C	84,508	0.127%	Mar-07
22	CHI, Ai-Jie	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.069%	Mar-04
23	YI, Xiu-Jie	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.069%	Mar-04
24	GONG, Jia-Xiang	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,996	0.069%	Mar-04
25	YI, Xiu-Yan	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.069%	Mar-04
26	CHENG, Tao	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.069%	Mar-04
27	YI, Ping	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.069%	Mar-04
28	TIAN, Wei	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.069%	Mar-04
29	YI, Xiu-Ting	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.069%	Mar-04
30	YANG, Na	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.069%	Mar-04
31	YI, Xiu-Li	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.069%	Mar-04
32	GAO, Min	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.069%	Mar-04
33	YI, Xiu-Feng	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	45,863	0.069%	Mar-04
34	LIN, Jin-Luan	Room 3308/3309, Building C, Sunshine 100 International Lodging House,Road Two, Guanghua, Chaoyang District, Beijing, P.R.C	21,198	0.032%	Mar-06
35	XUE, Ming-Zhu	Room 102, Suite 5, Building No.4, Road One, Bai Wan Zhuang , Xicheng District, Beijing, P.R.C	26,465	0.040%	Jul-02
36	LV, De-Fu	The Minstry of Finance, Beijing hotel, Beijing, P.R.C	5,267	0.008%	Jul-02
37	HE, Li-Jun	Room B111, No.168 Civilization Avenue,Guan Yin Tang ,Chaoyang District, Beijing, P.R.C	2,600	0.004%	Oct-05
38	LIANG, Yu-Yin	Room 312, 3/F, No.17, Xi San Huan Middle Road, Beijing, P.R.C	13,199	0.020%	Jul-02
39	ZHAO, Xiang-Ze	Shenyang	63,382	0.095%	Mar-07
40	ZHANG, Ying-Juan	Room 301, Suite 35, Long Du Garden, Da Gu South Road, Hexi District, Tianjin,P.R.C	1,119,155	1.679%	Jun-03
41	ZHANG, Lei	Room 402, Suite 4, Building No.33, No.35 Min Seng San Dao Avenue, Xiangfang District, Haerbin, P.R.C	667,334	1.001%	Jun-03

42	LIN, Yen	Room 2102, Building No.6, Courtyard No.9, Jiao Chang Kou Street, Xicheng District, Beijing, P.R.C.	2,918,946	4.379%	Jun-03
43	ZHENG, Zhu-Xiu	Room 6, No.12 Fuhe Road, Yonghe district, TaiPei,R.O.C.	662,134	0.993%	Apr-03
44	WANG, Chien-Kuo	2F, No 6, Nong 20, Lane 78, Fuxing Road, Wen Shan Qu, Taipei, R.O.C.	45,582	0.068%	Apr-03
45	HUANG, Hsi-Chu	No 167, San Mei Road, Qing Shui Town, Taizhong, R.O.C.	125,778	0.189%	Apr-03
46	LIN, Shih-Ching	No.108-6, Yuqiang Avenue, Taizhong, R.O.C.	151,852	0.228%	Apr-03
47	CHEN, Ying-Zhang	14F-1, No. 993, Lane 4, Wenxin Road, Taizhong, R.O.C.	800,054	1.200%	Apr-03
48	HUANG, Jia-Jun	14F-1, No. 993, Lane 4, Wenxin Road, Taizhong, R.O.C.	801,120	1.202%	Apr-03
49	HUANG, Dun-Yu	14F-1, No. 993, Lane 4, Wenxin Road, Taizhong, R.O.C.	1,671,433	2.507%	Apr-03
50	CHEN, Zai-Hui	Room 8, No.13 ,RoadTwo, Lu Guang Town Garden , Zhanghua , R.O.C.	491,151	0.737%	Apr-03
51	ZHENG, Man-Zhen	Room 8, No.13 ,Road 2, Lu Guang Town Garden , Zhanghua , R.O.C.	508,750	0.763%	Apr-03
52	GAO, Shu-Fen	Room 8, No.13 ,Road 2, Lu Guang Town Garden , Zhanghua , R.O.C.	534,547	0.802%	Apr-03
53	CHEN, Li-Jing	Room 8, No.13 ,Road 2, Lu Guang Town Garden , Zhanghua , R.O.C.	539,347	0.809%	Apr-03
Total			66,660,000	100%

As indicated in the “Selling Shareholder” section of this prospectus, the Company’s officers and directors plan to sell some of their shares by means of this prospectus.

Item 6. Dilution.

As of Feb.4, 2008 we had 66,660,000 outstanding shares of common stock, which had a book value of approximately $1 per share. If all shares offered by our selling shareholders are sold, investors will own 16,665,000 shares, or 25% of our common stock, planed to offering price of approximately $1.25 per share.

The following table illustrates per share dilution and the comparative stock ownership of our stockholders as compared to the investors in this offering, assuming all shares offered are sold at a price of $1.00 per share.

Shares outstanding as of
Feb.4, 2008	66,660,000

Shares to be sold in this offering	16,665,000

Offering price, per share	$1.25

Equity ownership by present
shareholders after this offering	75%

Equity ownership by investors
in this offering	25%

The following table shows the average amount paid by all our present shareholders for their shares as opposed to investors in this offering, assuming the shares offered by the selling shareholders are sold at a price of $1.25 per share:

List of Shareholders of Human Life Science Holding Corp.

Amount to be registered (25%)

No.	Name

Residence

			Shares	Percentage
1	LIN, Shih-Huang	2/F, No.16, Yongzhen Road, Yonghe, Taipei,R.O.C.	9,937,255	14.907%
2	CHEN, Ming-Chang PH.D.	6/F, No.19, Leye Avenue, Da'an District, Taipei,R.O.C.	166,650	0.250%
3	LEU, Shuh-Yan M.D.	8/F-7, No.184, Lane 2, Chang'an East Road, Taipei,R.O.C	166,650	0.250%
4	ZHANG, Aihua	Room 111, Building No.7, A2 Shuangquanbao Road, Chaoyang District, Beijing, P.R.C.	759,091	1.139%
5	MA, Li	Room 111, Building No.7, A2 Shuangquanbao Road, Chaoyang District, Beijing, P.R.C.	729,094	1.094%
6	TANG, Shi-Xi	No.103 The first part of Nanchang Road, Taipei,R.O.C.	503,516	0.755%
7	LIANG, Haiqing	Room 402, Suite 2, Building No.23, 4th, Tiantongyuan, Changping District, Beijing, P.R.C.	168,317	0.253%
8	ZHU, Hengxin	3/F, Tower One,Yingdu Mansion, A48 Zhichun Road, Haidian Distrist, Beijing, P.R.C.	168,300	0.252%

9	WAN, Li	Room 803, Building No.4,Dongrunfengjing, Nanshiliju,Chaoyang District,Beijing, P.R.C.	86,308	0.129%
10	CUI, Hang	Room 2111, Building No.23, Liangjingmingju, Yileyuan Residential Quarter, Tongzhou District, Beijing, P.R.C.	169,417	0.254%
11	XU, Guo'an	Room 103, Building No.B, Gengfang International, Huayuan Road, Haidian District,Beijing, P.R.C.	172,900	0.259%
12	ZHANG, Liang	Room 1604, Building No.11, 3th Yard, Fengguan Road, Fengtai District, Beijing, P.R.C.	187,615	0.281%
13	HUANG, Haijun	Room 504,303/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	9,366	0.014%
14	HUANG, Haibo	Room 504,303/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	7,300	0.011%
15	HUANG, Minli	Room 504,303/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	10,449	0.016%
16	LIU, Guijuan	Room 504,303/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	6,216	0.009%
17	ZHAO, Guangwu	Room 504,303/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	9,133	0.014%
18	ZHAO, Xianghui	Room 504,303/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	7,533	0.011%
19	SHEN, Yun	Room 1204, Building No.9, No.4 Anhuili, Chaoyang District, Beijing, P.R.C	395,569	0.593%
20	XU, Bosen	Room 108, Suite 2, Building No.211, The Atlantic Ocean New Castle, Chaoyang District, Beijing, P.R.C	53,240	0.080%
21	ZHAO, Yongtao	Room 39, 7/F, Fu Suijing Building, Xicheng District, Beijing, P.R.C	21,127	0.032%
22	CHI, Aijie	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	11,466	0.017%
23	YI, Xiujie	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	11,466	0.017%
24	GONG, Jiaxiang	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	11,499	0.017%
25	YI, Xiuyan	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	11,466	0.017%
26	CHENG, Tao	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	11,466	0.017%
27	YI, Ping	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	11,466	0.017%
28	TIAN, Wei	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	11,466	0.017%
29	YI, Xiuting	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	11,466	0.017%

30	YANG, Na	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	11,466	0.017%
31	YI, Xiuli	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	11,466	0.017%
32	GAO, Min	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	11,466	0.017%
33	YI, Xiufeng	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	11,466	0.017%
34	LIN, Jinluan	Room 3308/3309, Building C, Sunshine 100 International Lodging House,Road Two, Guanghua, Chaoyang District, Beijing, P.R.C	5,300	0.008%
35	XUE Mingzhu	Room 102, Suite 5, Building No.4, Road One, Bai Wan Zhuang , Xicheng District, Beijing, P.R.C	6,616	0.010%
36	LV, Defu	The Minstry of Finance, Beijing hotel, Beijing, P.R.C	1,317	0.002%
37	HE, Lijun	Room B111, No.168 Civilization Avenue,Guan Yin Tang ,Chaoyang District, Beijing, P.R.C	650	0.001%
38	LIANG, Yuyin	Room 312, 3/F, No.17, Xi San Huan Middle Road, Beijing, P.R.C	3,300	0.005%
39	ZHAO, Xiangze	No 147, Shi Zi Street, Nan Gang Qu, Haerbin, P.R.C.	15,846	0.024%
40	ZHANG, Yingjuan	Room 301, Suite 35, Long Du Garden, Da Gu South Road, Hexi District, Tianjin,P.R.C	279,789	0.420%
41	ZHANG, Lei	Room 402, Suite 4, Building No.33, No.35 Min Seng San Dao Avenue, Xiangfang District, Haerbin, P.R.C	166,834	0.250%
42	LIN, Yen	Room 2102, Building No.6, Courtyard No.9, Jiao Chang Kou Street, Xicheng District, Beijing, P.R.C.	729,737	1.095%
43	ZHENG, Zhu-Xiu	Room 6, No.12 Fuhe Road, Yonghe district, Taipei,R.O.C.	165,534	0.248%
44	WANG, Chien-Kuo	2F, No 6, Nong 20, Lane 78, Fuxing Road, Wen Shan Qu, Taipei, R.O.C.	11,396	0.017%
45	HUANG, Hsi-Chu	No 167, San Mei Road, Qing Shui Town, Taizhong, R.O.C.	31,445	0.047%
46	LIN, Shih-Ching	No.108-6, Yuqiang Avenue, Taizhong, R.O.C.	37,963	0.057%
47	CHEN, Ying-Zhang	14F-1, No. 993, Lane 4, Wenxin Road, Taizhong, R.O.C.	200,014	0.300%
48	HUANG, Jia-Jun	14F-1, No. 993, Lane 4, Wenxin Road, Taizhong, R.O.C.	200,280	0.300%
49	HUANG, Dun-Yu	14F-1, No. 993, Lane 4, Wenxin Road, Taizhong, R.O.C.	417,858	0.627%
50	CHEN, Zai-Hui	Room 8, No.13 ,RoadTwo, Lu Guang Town Garden , Zhanghua , R.O.C.	122,788	0.184%
51	ZHENG, Man-Zhen	Room 8, No.13 ,Road 2, Lu Guang Town Garden , Zhanghua , R.O.C.	127,188	0.191%
52	GAO, Shu-Fen	Room 8, No.13 ,Road 2, Lu Guang Town Garden , Zhanghua , R.O.C.	133,637	0.200%
53	CHEN, Li-Jing	Room 8, No.13 ,Road 2, Lu Guang Town Garden , Zhanghua , R.O.C.	134,837	0.202%
Total			16,665,000	25%

Item 7. Selling Security Holders.

As of the date of this prospectus our common stock was not quoted on any exchange and there was no public trading market.  As of Feb. 4, 2008 we had 66,660,000 shareholders of record.

The remaining outstanding shares are eligible for sale pursuant to Rule 144(k).

In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, who owns shares that were purchased from us, or any affiliate, at least one year previously, including a person who may be deemed our affiliate, is entitled to sell within any three month period, a number of shares that does not exceed the greater of:

Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. Any person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of "restricted securities" under Rule 144 under the Securities Act that were purchased from us, or any affiliate, at least two years previously, is entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

Holders of common stock are entitled to receive dividends as may be declared by our Board of Directors. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will ever be paid.

List of Shareholders of Human Life Science Holding Corp.

Amount to be unregistered (75%)

No.	Name

Residence

			Shares	Percentage
1	LIN, Shih-Huang	2/F, No.16, Yongzhen Road, Yonghe, Taipei,R.O.C.	29,811,800	44.722%
2	CHEN, Ming-Chang PH.D.	6/F, No.19, Leye Avenue, Da'an District, Taipei,R.O.C.	499,950	0.750%
3	LEU, Shuh-Yan M.D.	8/F-7, No.184, Lane 2, Chang'an East Road, Taipei,R.O.C	499,950	0.750%
4	ZHANG, Aihua	Room 111, Building No.7, A2 Shuangquanbao Road, Chaoyang District, Beijing, P.R.C.	2,277,272	3.416%
5	MA, Li	Room 111, Building No.7, A2 Shuangquanbao Road, Chaoyang District, Beijing, P.R.C.	2,187,281	3.281%
6	TANG, Shi-Xi	No.103 The first part of Nanchang Road, Taipei,R.O.C.	1,510,549	2.266%
7	LIANG, Haiqing	Room 402, Suite 2, Building No.23, 4th, Tiantongyuan, Changping District, Beijing, P.R.C.	504,950	0.758%
8	ZHU, Hengxin	3/F, Tower One,Yingdu Mansion, A48 Zhichun Road, Haidian Distrist, Beijing, P.R.C.	504,900	0.757%
9	WAN, Li	Room 803, Building No.4,Dongrunfengjing, Nanshiliju,Chaoyang District,Beijing, P.R.C.	258,925	0.388%
10	CUI, Hang	Room 2111, Building No.23, Liangjingmingju, Yileyuan Residential Quarter, Tongzhou District, Beijing, P.R.C.	508,250	0.762%

11	XU, Guo'an	Room 103, Building No.B, Gengfang International, Huayuan Road, Haidian District,Beijing, P.R.C.	518,699	0.778%
12	ZHANG, Liang	Room 1604, Building No.11, 3th Yard, Fengguan Road, Fengtai District, Beijing, P.R.C.	562,844	0.844%
13	HUANG, Haijun	Room 504,303/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	28,097	0.042%
14	HUANG, Haibo	Room 504,303/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	21,899	0.033%
15	HUANG, Minli	Room 504,303/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	31,347	0.047%
16	LIU, Guijuan	Room 504,303/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	18,649	0.028%
17	ZHAO, Guangwu	Room 504,303/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	27,398	0.041%
18	ZHAO, Xianghui	Room 504,303/F, No.86,Beiyuan Road, Chaoyang District, Beijing, P.R.C.	22,598	0.034%
19	SHEN, Yun	Room 1204, Building No.9, No.4 Anhuili, Chaoyang District, Beijing, P.R.C	1,186,707	1.780%
20	XU, Bosen	Room 108, Suite 2, Building No.211, The Atlantic Ocean New Castle, Chaoyang District, Beijing, P.R.C	159,719	0.240%
21	ZHAO, Yongtao	Room 39, 7/F, Fu Suijing Building, Xicheng District, Beijing, P.R.C	63,381	0.095%
22	CHI, Aijie	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	34,397	0.052%
23	YI, Xiujie	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	34,397	0.052%
24	GONG, Jiaxiang	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	34,397	0.052%
25	YI, Xiuyan	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	34,397	0.052%
26	CHENG, Tao	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	34,397	0.052%
27	YI, Ping	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	34,397	0.052%
28	TIAN, Wei	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	34,397	0.052%
29	YI, Xiuting	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	34,397	0.052%
30	YANG, Na	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	34,397	0.052%
31	YI, Xiuli	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	34,397	0.052%

32	GAO, Min	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	34,397	0.052%
33	YI, Xiufeng	Room 1403, Suite 14, Building No.16, Chaoyang Men Nei South Avenue, Dongcheng District, Beijing, P.R.C	34,397	0.052%
34	LIN, Jinluan	Room 3308/3309, Building C, Sunshine 100 International Lodging House,Road Two, Guanghua, Chaoyang District, Beijing, P.R.C	15,899	0.024%
35	XUE, Mingzhu	Room 102, Suite 5, Building No.4, Road One, Bai Wan Zhuang , Xicheng District, Beijing, P.R.C	19,849	0.030%
36	LV, Defu	The Minstry of Finance, Beijing hotel, Beijing, P.R.C	3,950	0.006%
37	HE, Lijun	Room B111, No.168 Civilization Avenue,Guan Yin Tang ,Chaoyang District, Beijing, P.R.C	1,950	0.003%
38	LIANG, Yuyin	Room 312, 3/F, No.17, Xi San Huan Middle Road, Beijing, P.R.C	9,899	0.015%
39	ZHAO, Xiangze	No 147, Shi Zi Street, Nan Gang Qu, Haerbin, P.R.C.	47,537	0.071%
40	ZHANG, Yingjuan	Room 301, Suite 35, Long Du Garden, Da Gu South Road, Hexi District, Tianjin,P.R.C	839,366	1.259%
41	ZHANG, Lei	Room 402, Suite 4, Building No.33, No.35 Min Seng San Dao Avenue, Xiangfang District, Haerbin, P.R.C	500,501	0.751%
42	LIN, Yen	Room 2102, Building No.6, Courtyard No.9, Jiao Chang Kou Street, Xicheng District, Beijing, P.R.C.	2,189,210	3.284%
43	ZHENG, Zhu-Xiu	Room 6, No.12 Fuhe Road, Yonghe district, Taipei,R.O.C.	496,601	0.745%
44	WANG, Chien-Kuo	2F, No 6, Nong 20, Lane 78, Fuxing Road, Wen Shan Qu, Taipei, R.O.C.	34,187	0.051%
45	HUANG, Hsi-Chu	No 167, San Mei Road, Qing Shui Town, Taizhong, R.O.C.	94,334	0.142%
46	LIN, Shih-Ching	No.108-6, Yuqiang Avenue, Taizhong, R.O.C.	113,889	0.171%
47	CHEN, Ying-Zhang	14F-1, No. 993, Lane 4, Wenxin Road, Taizhong, R.O.C.	600,041	0.900%
48	HUANG, Jia-Jun	14F-1, No. 993, Lane 4, Wenxin Road, Taizhong, R.O.C.	600,840	0.901%
49	HUANG, Dun-Yu	14F-1, No. 993, Lane 4, Wenxin Road, Taizhong, R.O.C.	1,253,575	1.881%
50	CHEN, Zai-Hui	Room 8, No.13 ,Road Two, Lu Guang Town Garden , Zhanghua , R.O.C.	368,363	0.553%
51	ZHENG, Man-Zhen	Room 8, No.13 ,Road 2, Lu Guang Town Garden , Zhanghua , R.O.C.	381,563	0.572%
52	GAO, Shu-Fen	Room 8, No.13 ,Road 2, Lu Guang Town Garden , Zhanghua , R.O.C.	400,910	0.601%
53	CHEN, Li-Jing	Room 8, No.13 ,Road 2, Lu Guang Town Garden , Zhanghua , R.O.C.	404,510	0.607%
Total			49,995,000	75%

Item 8. Plan of Distribution

The shares of our common stock which the selling stockholders or their pledges, donees, transferees or other successors in interest may offer for resale will be sold initially at a price of $1.25 per share and thereafter if the shares are listed for trading on the American Stock Exchange or any other stock exchange at then prevailing market prices or privately negotiated prices in one or more of the following transactions:

•

Block transactions;

•

Transactions on the American Stock Exchange, Electronic Bulletin Board or on such other market on which our common stock may from time to time be trading;

•

Privately negotiated transactions;

•

Through the writing of options on the shares;

•

Short sales; or

•

Any combination of these transactions.

The sale price to the public in these transactions may be:

•

The market price prevailing at the time of sale;

•

A price related to the prevailing market price;

•

Negotiated prices; or

•

Such other price as the selling stockholders determine from time to time.

The selling shareholders may also sell their shares pursuant to Rule 144 under the Securities Act of 1933.

The selling shareholders will have the sole and absolute discretion not to accept any purchase offer or make any sale of these shares of our common stock if they deem the purchase price to be unsatisfactory at any particular time.

The selling shareholders or their pledges, donees, transferees or other successors in interest, may also sell these shares of our common stock directly to market makers and/or broker-dealers acting as agents for their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of these shares of our common stock for whom such broker-dealers may act as agents. As to a particular broker-dealer, this compensation might be in excess of customary commissions. Market makers and block purchasers purchasing these shares of our common stock may do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of our common stock in block transactions to market makers or other purchasers at a price per share which may be below the prevailing market price of our common stock. There can be no assurance that all or any of these shares of our common stock offered hereby will be issued to, or sold by, the selling stockholders. Upon effecting the sale of any of these shares of our common stock offered under this prospectus, the selling stockholders and any brokers, dealers or agents, hereby, may be deemed "underwriters" as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

Alternatively, the selling stockholders may sell all or any part of the shares of our common stock offered hereby through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into an agreement or agreements with an underwriter, then the relevant details will be set forth in a supplement or revision to this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of these shares of our common stock will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder including, without limitation, Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of these shares of our common stock by, the selling stockholders. Furthermore, pursuant to Regulation M, a person engaged in a distribution of securities is prohibited from bidding for, purchasing or attempting to induce any person to bid for or purchase our securities for a period beginning five business days prior to the date of this prospectus until such person is no longer a selling stockholder. These regulations may affect the marketability of these shares of our common stock.

None of the selling shareholders are broker/dealers or are affiliated with broker/dealers.

Item 9. Description of Securities to be registered.

General

We are authorized to issue 16,665,000 shares of our common stock, $1.25 par value per share.  See “Business-U.S.A. Laws and Regulations affecting our Business” for information concerning Cayman Islands laws and regulations, which could impact the rights of our shareholders or limit our ability to pay dividends.

Common Stock

As of the date of this prospectus we had 66,660,000 outstanding shares of common stock held by 53 stockholders.  The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors.  There is no right to cumulate votes in the election of directors.  The holders of common stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available therefore subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

Preferred Stock

We are not authorized to issue preferred stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our Board of Directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. There are no shares of Preferred Stock outstanding.

Dividends

We will pay dividends on our capital stock according to the decision of the board of directors.

Item 10. Interest of Named Experts and Counsel.

SEC Registration Fees	$818.68

Legal Fees	$30,000

Accounting Fees	$ 25,000

Miscellaneous Expenses	$5,000

Total	$60,818.68

All expenses, except the SEC registration fee, are estimated.

Item 11. Information with respect to the registrant

We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.  For further information with respect to our Company and the common stock offered by this prospectus, reference is made to the registration statement and the exhibits filed as part of the registration statement.  Following the effective date of the prospectus, we will be required to file periodic reports with the Securities and Exchange Commission, including quarterly reports, annual reports which include our audited financial statements and proxy statements.  The registration statement, including exhibits, and all of our periodic reports may be inspected without charge at the Securities and Exchange Commission’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. You may obtain additional information regarding the operation of the Public Reference Section by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission at the address: http://www.sec.gov.

Item 11A Material changes.

There are not material changes in HUMAN LIFE SCIENCE HOLDING CORP. until Feb. 4, 2008.

Item 12 Incorporation of certain information by reference.

EXHIBIT INDEX

No.

Exhibit

Page

1	Business Plan Presentation	1-145
2	Memorandum and Articles of Association of HUMAN LIFE SCIENCE HOLDING CORP.	146-164
3	Certificate of Incorporation HUMAN LIFE SCIENCE HOLDING CORP.	165
4	Registration Certificate HUMAN LIFE SCIENCE HOLDING CORP.	166
5	Passport LIN SHIH-HUANG President	167
6	Authorized capital of HUMAN LIFE SCIENCE HOLDING CORP.	168
7	Certificate of UKRAIN entering the nomination of Noble Prize for Chemistry in Royal Swedish Academy of Sciences in 2004	169-171
8	The Screening certificate of National Institutes of Health and National Cancer Institute U.S.A prove that UKRAIN is efficient to 60 strains of human cancer cell.	172
9

UKRAIN has been approved to be used in Clinic by the following countries: Germany, Austria, Switzerland, Ukraine, Georgia, Turkmenistan, Azerbaijan (these documents have been notarized by the embassy of the P.R.C. in Austria)

		173-213
10	The Form to apply the ”Import Drug License” of UKRAIN in P.R.C.	214-215
11	<Drug Registration Special Approval process Implementing Method> released by P.R.C	216-244
12	UKRAIN is manufactured by Nowicky Pharma Company (the documents have been notarized by the embassy of the P.R.C. in Austria)	245-252
13	Passport Dr. Nowicky	253
14	The review of UKRAIN pharmacodynamics	254
15	Phase III clinical trial report of UKRAIN completed in Germany	255-294

16	Phase I, II, III clinical trials report of UKRAIN conducted in European Countries	295-390
17	UKRAIN Injection	391-394
18	The specification of UKRAIN	395-396
19	Memorandum and Articles of Association of MORNING LIFE SCIENCE TECHNOLOGY CORP.	397-417
20	Certificate of Incorporation MORNING LIFE SCIENCE TECHNOLOGY CORP.	418
21	Registration Certificate MORNING LIFE SCIENCE TECHNOLOGY CORP.	419
22	Letter of Authorization of Nowicky Pharma	420-421
23	Letter of commitment made by MORNING LIFE to Nowicky Pharma	422-423
24	Certificate of the public patents in P.R.C and R.O.C hold by MR. LIN SHIH-HUANG	424-425
25	Sale contracts and operating Executive Prospectus from Shenzhen city, Hubei and Guangxi province have been obtained	426-449
26	Sale and Operating Executive Prospectus are negotiating in the regions including Taiwan, Chongqing, Tianjin, Hangzhou, Fuzhou, Zhongsan, Guangzhou, Hainan.	450-488
27	<Value Assess Report> completed by Frank H. Miu, American attorney	489-543
28	Active records of business in the former years	544-602
29	<Instruction opinion on medicine industry development in the Eleventh Five-year > issued by National Development and Reform Committee, P.R.C	603-636
30	Documents of Company Foundation	637
31	“HSBC Bank, Taipei” Balance Certificate	638
32	Academic certificates and labor contracts of important management persons	639-701

33

Financial control system (ps: if you want to read the documents from No.33 to No.44, you must use browser supporting Chinese language, because these documents are DOC format in Chinese in and not graphic, your computer system may not support them.)

702-768
34	Personnel system	769-807
35	Internal audit system	808-817
36	Foreign investment management system	818-823
37	Warrantee management system	824-831
38	Model labor contract	832-842
39	Model purchasing contract	843-847
40	General manager's job description	848-854
41	Management system for subsidiaries	855-863
42	Rules of procedure for board of directors	864-885
43	Implementing regulations for board's salary and examination committee	886-889
44	Rules of procedure for general meeting of share holders	890-911

Item 12A. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

No dealer salesman or other person has been authorized to give any information or to make any representations, other than those contained in this prospectus. Any information or representation not contained in this prospectus must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation.  Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date of this prospectus.

Until Feb.4, 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of various expenses, all of which we will pay in connection with the sale and distribution of the securities being registered.

SEC Registration Fees	$818.68

Legal Fees	$30,000

Accounting Fees	$ 25,000

Miscellaneous Expenses	$5,000

Total	$60,818.68

All expenses, except the SEC registration fee, are estimated.

Item 14. Indemnification of Directors and Officers.

Our Articles of Incorporation provide that we must indemnify our officers and directors to the fullest extent permitted by Cayman Islands law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position

Lin Shih-Huang	52	Chairman, Chief Executive Officer
Chen Ming-Chang	57	Director candidate
Leu Shuh-Yan	58	Director candidate
Sun Quan-Sheng	41	Chief Financial Officer

Mr. Lin Shih-Huang

Mr. Lin Shih-Huang is our founder, who has been our chief executive officer and the chairman of the board of directors since July 5, 2001. He has been chairman of LIPANO (Beijing) L.T.D, a company operating business on schoolbags, since July 1992. Mr. Lin completed a course from school of medicine of Wuermu University, Germany in June 2004.

Mr. Chen Ming-Chang (PH.D.)

Mr. Chen Ming-chang M.C. Chen joined us and was appointed as a Director candidate in July 2002. From Oct 1989 to Jan 1991, he served as the director of the Institute of Business Management Taipei Chung Hsing University, which is an institute conducting research on business management. From Aug 1999 to July 2000, Mr. Chen served as the general manager of China Productivity Center, which is an institute mainly working in promoting competition. Mr. Chen has been the chairman of China Association of Knowledge Economy since Jun 2001, responsible for chairman. He has also been the director of the Taiwan Institute of Business Management, responsible for chairman since Otc 2006. Mr. Chen obtained his doctor degree from Taipei Politics University in July 1981.

Mr. Leu Shuh-Yan

Mr. Leu Shuh-Yan joined us and was appointed as a Director candidate in Dec 2005. He served as a chief physician in Colorectal Surgical of Taipei Veterans General Hospital from May 1977 to Feb 1995, and the director in Colorectal Surgical of Hexin Cancer Center Hospital from Feb 1995 to Feb 2004. From Jun 1985to Jun 1986, he served as a member of the United States survived Medical Center, a member of the United States Cleveland Medical Center and a member of London St. Mark Hospital and the chairman of the colorectal cancer screening plan launched by the Health Department of the Executive Counsel and the topics research program launched by the Science Committee. He also served as the associate professor in the surgical department of the National Yangming Medicine University from July 1996, to June 2002. Since Mar 2003 Mr. Leu is a member of Taiwan Institute of International Surgical, Taiwan Health Research Academy, Taiwan Customer Committee, Central Health Insurance Office audit committee and Taiwan colorectal surgical medical association. Mr. Leu obtained his bachelor of medicine from Taiwan Kaohsiung Medical University in June 1975.

Mr. Sun Quan-Sheng

Mr. Sun Quan-Sheng joined us and was appointed as Chief Financial Officer in July 5, 2001. He graduated in Peking University in 1989 year, during 1992-2001 he was worked as marketing manager in Beijing Lipano Handbag Company.  he was appointed as marketing manager in HUMAN LIFE SCIENCE HOLDING CORP. in July 5,2001 and in 2006 was appointed as Chief Financial officer

Our Board of Directors serves as our audit committee and compensation committee. Sun Quan-Sheng is the financial expert on the Board of Directors.

None of our directors are independent directors as that term is defined in section 121(a) of the listing standards of the American Stock Exchange.

We have not adopted a Code of Ethics, which is applicable to our principal executive, financial, and accounting officers and persons performing similar functions.

Executive Compensation

The following table shows the compensation paid or accrued during the two years ended Dec 31, 2007 to Lin Shih-Huang, our Chief Executive Officer.  None of our executive officers or directors received compensation in excess of $100,000 during our past two fiscal years.

Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	All Other Annual Compensation (5)	Total
LIN SHIH-HUANG (President and CEO)	2007	$12					$12
	2006	$12					$12

(1)

The dollar value of base salary (cash and non-cash) received.

(2)

The dollar value of bonus (cash and non-cash) received.

(3)

During the periods covered by the table, the value of our shares issued as compensation for services to the persons listed in the table.

(4)

The value of all stock options granted during the periods covered by the table.

All other compensation received that we could not properly report in any other column of the table.

The terms of the employment agreements, which we have with our officers, are shown below.  The table also shows the amount of time these officers expect to devote to our business during the year ending December 31, 2007.

		Approximate Time
	Monthly	To Be Devoted
Name	Salary	Our Business

Lin Shih-Huang	$1	Seven Years

Chen Ming-Chang (PH.D.)	$1	Six Years

Leu Shuh-Yan	$1	Three Years

Sun Quan-sheng	$835	Seven Years

Stock Options: We have not granted any stock options to any of our officers or directors and do not have any stock option plans in effect as of Dec 31, 2007.  In the future, we may grant stock options to our officers, directors, employees or consultants.

Long-Term Incentive Plans:  We do not provide our officers or employees with pension, stock appreciation rights, long-term incentive or other plans and have no intention of implementing any of these plans for the foreseeable future.

Employee Pension, Profit Sharing or other Retirement Plans:  We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Compensation of Directors:  Our directors do not receive any compensation for their services as directors.

Item 15. Recent Sales of Unregistered Securities.

The only shares which the Company has issued were 66,660,000 shares issued in April 12, 2007 to Lin Shih-Huang persons in connection with the acquisition of Human Life Science Holding Corp., a Cayman Islands corporation. These shares were all issued to non-U.S. persons who reside outside of the United States.  The negotiations and agreements relating to the issuance of these shares were made by the Company’s officers (who is Taiwanese citizen) from China.  There is no market for the Company’s securities in the United States and none of the securities have been transferred since their issuance.  The issuance of these shares was exempt from the registration requirements of the Securities Act of 1933 pursuant to Rule 901 of the Securities and Exchange Commission.

Item 16. Exhibits and Financial Statements schedules

INDEX TO FINANCIAL STATEMENTS

Consolidated Balance Sheets as of December 31, 2006 and 2005

Consolidated Statements of Operations for the years ended December 31, 2006 and 2005

Consolidated Statements of Cash Flows for the years ended December 31, 2006 and 2005

Human Life Science Holding Corp.

Balance Sheet

December 31, 2006

			(In US $)
Assets	Line	2005	2006
Current Assets:
Cash and Bank	1	50,000.00	50,000.00
Short-Term Investments	2	-	-
Notes Receivable	3	-	-
Dividend Receivable	4	-	-
Interest Receivable	5	-	-
Accounts Receivable	6	-	-
Provision for Bad Debts		-	-
Balance of Accounts Receivables		-	-
Other Receivables	7	-	-
Advances to Suppliers	8	-	-
Subsidies Receivable	9	-	-
Inventory	10	-	-
Prepaid Expenses	11	-	-
Long Term Investment Due in a Year	21	-	-
Other Current Assets	24	-	-
Sub-Total Current Assets	30	50,000.00	50,000.00
Long Terms Investments:
Long Term Equity Investments	32	-	-
Long Term Debt Investments	34	-	-
Sub-Total for Long Term Investments	38	-	-
Adj. on Consolidation	38-1	-	-
Adj. on Investment	38-2	-	-
Fixed Assets：
Fixed Assets Book Value	39	-	-
Accumulated Depreciation	40	-	-
Fixed Assets Net Value	41	-	-
Provision for Impairment of Fixed Assets	42	-	-
Fixed Assets Net Value	43	-	-
Construction Material	44	-	-
Property Under Construction	45	-	-
Fixed Assets Write Off	46	-	-
Sub Total Fixed Assets	50	-	-
Intangible Assets and Other Assets：
Intangible Assets--patent	51	-	-
Accumulated Depreciation	52	-	-
Intangible Assets--Net	53	-	-
Long Term Prepayment	54	-	-

Other Long Term Assets	55	-	-
Sub-Total Intangible & Fixed Assets	60	-	-
Deferred Tax Debit	61	-	-
Total Assets	67	50,000.00	50,000.00
Liabilities and Shareholders' Equity
Current Liabilities:
Short-Term Loan	68	-	-
Notes Payables	69	-	-
Accounts Payables	70	-	-
Advances from Customers	71	-	-
Accrued Payroll	72	-	-
Welfare Expenses Payables	73	9,094.68	11,115.72
Dividend Payable	74	-	-
Taxes Payable	75	-	-
Other Payables	80	85,285.75	106,391.40
Other Amounts Payables	81	-	-
Accrued Expenses	83	15.47	181.40
Estimated Liabilities	84	-	-
Deferred Income	85
Long Term Liabilities Due Within A Year	86	-	-
Other Current Liabilities	90	-	-
Sub-Total Current Liabilities	100	94,395.90	117,688.52
Long Term Liabilities:
Long Term Borrowings	101	-	-
Bond Payables	102	-	-
Long-Term Payables	103	-	-
Specific Payables	106	-	-
Industry Risk Reserve	107	-	-
Other Long Term Liabilities	108	-	-
Sub-Total Long Term Liabilities	110	94,395.90	117,688.52

Deferred Tax Credit	111	-	-
Total Liabilities	114	-	-

Shareholders' Equity
Paid-in Capital	115	50,000.00	50,000.00
Returned Investments	116	-	-
Net Paid-in Capital	117	-	-
Capital Surplus	118	-	-

Investment Property Revaluation Reserve	119	-	-
Surplus Reserve	120	-	-
Statutory Required Reserve	121	-	-
Less: Unrealized Investment Losses	121-1	-	-
Current Year Earnings(Losses)		-	-
Undistributed Profit	122
Sub-Total Shareholders' Equity	123	-44,395.90	-67,688.52
Total Liabilities & S/holders' Equity	135	50,000.00	50,000.00

Human Life Science Holding Corp.

Profit And Loss Statement

December 31, 2006

			(In US $)
ITEMS	Line	This Period	Accumulative Total
I. REVENUES	1	-	-
Less: Operating Costs	2	-	-
Less: Business Tax	3	-	-
II. Gross Operating Profit	4	-	-
Add: Income From Other Operations	5	-	-
Less: Operating Expenses	6	1,791.67	21,581.06
General & Administrative Expenses	7	17.26	612.67
Financial Expenses	8	119.72	1,098.89

III. OPERATING PROFIT	9	-1,928.65	-23,292.62
Add: Gain On Investment	10	-	-
Subsidies & Rebates	11	-	-
Non-Operating Income	12	-	-

Less: Non-Operating Expenses	13	-	-
IV. TOTAL PROFIT (LOSS)	14	-1,928.65	-23,292.62
Less: Income Tax	15	-	-

V. NET PROFIT (LOSS)	17	-1,928.65	-23,292.62

Human Life Science Holding Corp.

Profit And Loss Statement

December 31, 2005

			(In US $)
ITEMS	Line	This Period	Accumulative Total
I. REVENUES	1	-	-
Less: Operating Costs	2	-	-
Less: Business Tax	3	-	-
II. Gross Operating Profit	4	-	-
Add: Income From Other Operations	5	-	-
Less: Operating Expenses	6	2,323.14	23,383.04
General & Administrative Expenses	7	61.29	746.47
Financial Expenses	8	23.32	464.28

III. OPERATING PROFIT	9	-2,407.75	-24,593.79
Add: Gain On Investment	10	-	-
Subsidies & Rebates	11	-	-
Non-Operating Income	12	-	-

Less: Non-Operating Expenses	13	-	-
IV. TOTAL PROFIT (LOSS)	14	-2,407.75	-24,593.79
Less: Income Tax	15	-	-

V. NET PROFIT (LOSS)	17	-2,407.75	-24,593.79

Human Life Science Holding Corp.

Cash Flow Statement

December 31, 2006

(In US $)
Items
Cash Flows from Operating Activities
Cash received from sales of goods or services	-
Refunds of value added tax paid	-
Other cash received relating to operating activities	-
Sub-total of cash inflows	-
Cash paid for goods and services	-
Cash paid to and on behalf of employees	-
Taxes paid	-
Other cash paid relating to operating activities	-
Sub-total of cash outflows	-
Net cash flows from operating activities	-

Cash Flows from Investing Activities
Cash received from investment withdrawing	-
Cash received from dividends	-
Net cash flow from disposal of fixed assets, intangible and other long-term assets	-
Other cash received relating to investing activities	-
Sub-total of cash inflows	-
Cash paid to acquire fixed assets, intangible and other long-term assets	-
Cash paid for investments	-
Cash paid for other investing related activities	-
Sub-total of cash outflows	-
Net cash flows from investing activities	-

Cash Flows from Financing Activities	-
Proceeds from investments	-
Proceeds from borrowings	-
Proceeds from other financing related activities	-
Sub-total of cash inflows	-
Debt repayment	-
Cash payments for distribution of dividends, profits and interests	-

Cash Flows from Operating Activities
Cash received from sales of goods or services	-
Refunds of value added tax paid	-
Other cash received relating to operating activities	-
Sub-total of cash inflows	-
Cash paid for goods and services	-
Cash paid to and on behalf of employees	-
Taxes paid	-
Other cash paid relating to operating activities	-
Sub-total of cash outflows	-
Net cash flows from operating activities	-

Cash Flows from Investing Activities
Cash received from investment withdrawing	-
Cash received from dividends	-
Net cash flow from disposal of fixed assets, intangible and other long-term assets	-
Other cash received relating to investing activities	-
Sub-total of cash inflows	-
Cash paid to acquire fixed assets, intangible and other long-term assets	-
Cash paid for investments	-
Cash paid for other investing related activities	-
Sub-total of cash outflows	-
Net cash flows from investing activities	-

Cash Flows from Financing Activities	-
Proceeds from investments	-
Proceeds from borrowings	-
Proceeds from other financing related activities	-
Sub-total of cash inflows	-
Debt repayment	-
Cash payments for distribution of dividends, profits and interests	-
Other cash payments relating to financing activities	-
Sub-total of cash outflows	-
Net cash flows from financing activities	-
Effect of Foreign Exchange Rate Changes on Cash	-
Net Increase in Cash and Cash Equivalents	-

Supplemental Information

A. Reconciliation of Net Profit to Cash Flows from Operating Activities
Net Profit	-23,292.62
Add: Provision for bad debt	-
Depreciation of fixed assets	-
Amortization of intangible assets	-
Amortization of long-term deferred and prepaid expenses	-
Decrease of deferred expenses	-
Increase of accrued expense	165.93
Losses on disposal of fixed assets, intangible and other long-term assets	-
Losses on fixed asset write-offs	-
Financial expenses	-
Losses from investments	-
Deferred tax credit	-
Decrease in inventories	-
Decrease in operating receivables	-
Increase in operating payables	23,126.69
Others	-
Net cash flows from operating activities	-

B. Investing and Financing Activities that Do Not Involve in Cash Receipts and Payments
Debt converted to equity	-
Convertible debt due within one year	-
Leasehold fixed assets	-

C. Net Increase of Cash and Cash Equivalents
Cash at the end of the period	50,000.00
Less: Cash at the beginning of the period	50,000.00
Add: Cash equivalents at the end of the period	-
Less: Cash equivalents at the beginning of the period	-
Net increase in cash and cash equivalents	-

Human Life Science Holding Corp.

Cash Flow Statement

December 31, 2005

(In US $)

Items

Cash Flows from Operating Activities

Cash received from sales of goods or services	-
Refunds of value added tax paid	-
Other cash received relating to operating activities	-
Sub-total of cash inflows	-
Cash paid for goods and services	-
Cash paid to and on behalf of employees	-
Taxes paid	-
Other cash paid relating to operating activities	-
Sub-total of cash outflows	-
Net cash flows from operating activities	-

Cash Flows from Investing Activities
Cash received from investment withdrawing	-
Cash received from dividends	-
Net cash flow from disposal of fixed assets, intangible and other long-term assets	-
Other cash received relating to investing activities	-
Sub-total of cash inflows	-
Cash paid to acquire fixed assets, intangible and other long-term assets	-
Cash paid for investments	-
Cash paid for other investing related activities	-
Sub-total of cash outflows	-
Net cash flows from investing activities	-

Cash Flows from Financing Activities	-
Proceeds from investments	-
Proceeds from borrowings	-
Proceeds from other financing related activities	-
Sub-total of cash inflows	-
Debt repayment	-
Cash payments for distribution of dividends, profits and interests	-
Other cash payments relating to financing activities	-
Sub-total of cash outflows	-
Net cash flows from financing activities	-
Effect of Foreign Exchange Rate Changes on Cash	-
Net Increase in Cash and Cash Equivalents	-

Supplemental Information

A. Reconciliation of Net Profit to Cash Flows from Operating Activities
Net Profit	-24,593.79
Add: Provision for bad debt	-
Depreciation of fixed assets	-
Amortization of intangible assets	-
Amortization of long-term deferred and prepaid expenses	-
Decrease of deferred expenses	-
Increase of accrued expense	15.47
Losses on disposal of fixed assets, intangible and other long-term assets	-
Losses on fixed asset write-offs	-
Financial expenses	-
Losses from investments	-
Deferred tax credit	-
Decrease in inventories	-
Decrease in operating receivables	-
Increase in operating payables	24,578.32
Others	-
Net cash flows from operating activities	-

B. Investing and Financing Activities that Do Not Involve in Cash Receipts and Payments
Debt converted to equity	-
Convertible debt due within one year	-
Leasehold fixed assets	-

C. Net Increase of Cash and Cash Equivalents
Cash at the end of the period	50,000.00
Less: Cash at the beginning of the period	50,000.00
Add: Cash equivalents at the end of the period	-
Less: Cash equivalents at the beginning of the period	-
Net increase in cash and cash equivalents	-

TWELVE MONTHS ENDED DECEMBER 31, 2007 AND 2006

INDEX TO FINANCIAL STATEMENTS

Consolidated Balance Sheets as of December 31, 2007 and 2006

Consolidated Statements of Operations for the years ended December 31, 2007

Consolidated Statements of Cash Flows for the years ended December 30, 2007

Notes to Consolidated Financial Statements

Human Life Science Holding Corp.

Balance Sheet

December 31, 2007

			(IN US $)
Assets	Line	2006	2007
Current Assets:
Cash and Bank	1	50,000.00	49,976.00
Short-Term Investments	2	-	-
Notes Receivable	3	-	-
Dividend Receivable	4	-	-
Interest Receivable	5	-	-
Accounts Receivable	6	-	-
Provision for Bad Debts		-	-
Balance of Accounts Receivables		-	-
Other Receivables	7	-	-
Advances to Suppliers	8	-	-
Subsidies Receivable	9	-	-
Inventory	10	-	-
Prepaid Expenses	11	-	-
Long Term Investment Due in a Year	21	-	-
Other Current Assets	24	-	-
Sub-Total Current Assets	30	50,000.00	49,976.00
Long Terms Investments:
Long Term Equity Investments	32	-	-
Long Term Debt Investments	34	-	-
Sub-Total for Long Term Investments	38	-	-
Adj. on Consolidation	38-1	-	-
Adj. on Investment	38-2	-	-
Fixed Assets：
Fixed Assets Book Value	39	-	-
Accumulated Depreciation	40	-	-
Fixed Assets Net Value	41	-	-
Provision for Impairment of Fixed Assets	42	-	-
Fixed Assets Net Value	43	-	-
Construction Material	44	-	-
Property Under Construction	45	-	-
Fixed Assets Write Off	46	-	-
Sub Total Fixed Assets	50	-	-

Intangible Assets and Other Assets：
Intangible Assets--patent	51	-	-
Long Term Prepayment	52	-	-
Other Long Term Assets	53	-	-
Sub-Total Intangible & Fixed Assets	60	-	-

Deferred Tax Debit	61	-	-
Total Assets	67	50,000.00	49,976.00
Liabilities and Shareholders' Equity	Line	2006	2007
Current Liabilities:
Short-Term Loan	68	-	-
Notes Payables	69	-	-
Accounts Payables	70	-	-
Advances from Customers	71	-	-
Accrued Payroll	72	-	-
Welfare Expenses Payables	73	11,115.72	13,416.76
Dividend Payable	74	-	-
Taxes Payable	75	-	-
Other Payables	80	-	-
Other Amounts Payables	81	106,391.40	130,111.39
Accrued Expenses	83	181.40	37.31
Estimated Liabilities	84	-	-
Deferred Income	85	-	-
Long Term Liabilities Due Within A Year	86	-	-
Other Current Liabilities	90	-	-
Sub-Total Current Liabilities	100	117,688.52	143,565.46
Long Term Liabilities:
Long Term Borrowings	101	-	-
Bond Payables	102	-	-
Long-Term Payables	103	-	-
Specific Payables	106	-	-
Industry Risk Reserve	107	-	-
Other Long Term Liabilities	108	-	-
Sub-Total Long Term Liabilities	110	-	-

Deferred Tax Credit	111	-	-
Total Liabilities	114	117,688.52	143,565.46

Shareholders' Equity
Paid-in Capital	115	50,000.00	50,000.00
Returned Investments	116	-	-
Net Paid-in Capital	117	50,000.00	50,000.00
Capital Surplus	118	-	-
Investment Property Revaluation Reserve	119	-	-

Surplus Reserve	120	-	-
Statutory Required Reserve	121	-	-
Less: Unrealized Investment Losses	121-1	-	-
Current Year Earnings(Losses)		-	-
Undistributed Profit	122	-117,688.52	-143,589.46
Sub-Total Shareholders' Equity	123	-67,688.52	-93,589.46
Total Liabilities & S/holders' Equity	135	50,000.00	49,976.00

Human Life Science Holding Corp.

Profit And Loss Statement

December 31, 2007

			(IN US $)
ITEMS	Line	CURRENT PERIOD	CURRENT YEAR CUMULATIVE
I. REVENUES	1	-	-
Less: Operating Costs	2	-	-
Less: Business Tax	3	-	-
II. Gross Operating Profit	4	-	-
Add: Income From Other Operations	5	-	-

Less: Operating Expenses	6	2,168.07	21,874.47
General & Administrative Expenses	7	42.97	1,945.65
Financial Expenses	8	439.11	2,080.82

III. OPERATING PROFIT	9	-2,650.15	-25,900.94
Add: Gain On Investment	10
Subsidies & Rebates	11	-	-
Non-Operating Income	12	-	-
		-	-

Less: Non-Operating Expenses	13	-	-
IV. TOTAL PROFIT (LOSS)	14	-2,650.15	-25,900.94
Less: Income Tax	15	-	-

V. NET PROFIT (LOSS)	17	-2,650.15	-25,900.94

Human Life Science Holding Corp.

Cash Flow Statement

December 31, 2007

(IN US $)
Items
Cash Flows from Operating Activities
Cash received from sales of goods or services	-
Refunds of value added tax paid	-
Other cash received relating to operating activities	-
Sub-total of cash inflows	-
Cash paid for goods and services	-
Cash paid to and on behalf of employees	-
Taxes paid	-
Other cash paid relating to operating activities	24
Sub-total of cash outflows	24
Net cash flows from operating activities	-24

Cash Flows from Investing Activities
Cash received from investment withdrawing	-
Cash received from dividends	-
Net cash flow from disposal of fixed assets, intangible and other long-term assets	-
Other cash received relating to investing activities	-
Sub-total of cash inflows	-
Cash paid to acquire fixed assets, intangible and other long-term assets	-
Cash paid for investments	-
Cash paid for other investing related activities	-
Sub-total of cash outflows	-
Net cash flows from investing activities	-

Cash Flows from Financing Activities	-
Proceeds from investments	-
Proceeds from borrowings	-
Proceeds from other financing related activities	-
Sub-total of cash inflows	-
Debt repayment	-
Cash payments for distribution of dividends, profits and interests	-
Other cash payments relating to financing activities	-
Sub-total of cash outflows	-
Net cash flows from financing activities	-
Effect of Foreign Exchange Rate Changes on Cash	-
Net Increase in Cash and Cash Equivalents	-24

Supplemental Information

A. Reconciliation of Net Profit to Cash Flows from Operating Activities
Net Profit	-25,900.94
Add: Provision for bad debt	-
Depreciation of fixed assets	-
Amortization of intangible assets	-
Amortization of long-term deferred and prepaid expenses	-
Decrease of deferred expenses	-
Increase of accrued expense	-144.09
Losses on disposal of fixed assets, intangible and other long-term assets	-
Losses on fixed asset write-offs	-
Financial expenses	-
Losses from investments	-
Deferred tax credit	-
Decrease in inventories	-
Decrease in operating receivables	-
Increase in operating payables	26,021.03
Others	-
Net cash flows from operating activities	-24

B. Investing and Financing Activities that Do Not Involve in Cash Receipts and Payments
Debt converted to equity	-
Convertible debt due within one year	-
Leasehold fixed assets	-

C. Net Increase of Cash and Cash Equivalents
Cash at the end of the period	49,976
Less: Cash at the beginning of the period	50,000.00
Add: Cash equivalents at the end of the period	-
Less: Cash equivalents at the beginning of the period	-
Net increase in cash and cash equivalents	-24

Item 17. Undertakings.

(a)

The small business issuer will:

(1)

File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to.

(i)

Include any Prospectus required by Section l0 (a)(3) of the Securities Act:

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of l933 (the “Act”) may be permitted to directors, officers and controlling persons of the Small Business Issuer pursuant to the foregoing provisions or otherwise, the Small Business Issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Small Business Issuer of expenses incurred or paid by a director, officer or controlling person of the Small Business Issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Small Business Issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)

That, for the purpose of determining liability under the Securities Act to any purchaser:

(1)

If the small business issuer is relying on Rule 430B:

(i)

Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2)

If the small business issuer is subject to Rule 430C, include the following:

(i)

Each prospectus filed pursuant to Rue 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Form S-1 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Beijing, China on Feb. 4, 2008.

HUMAN LIFE SCIENCE HOLDING CORP.

By:  LIN SHIH-HUANG,

President and Chief Executive Officer

By:  Sun Quan-Sheng

    Chief Financial and Accounting Officer